SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          COLONIAL DOWNS HOLDINGS, INC.
                        ---------------------------------
             (Exact Name of Registrant as Specified in its charter)

              Virginia                                    54-1826807
 --------------------------------------        ------------------------------
(State of incorporation or organization)      (IRS Employer Identification No.)


      3610 North Courthouse Road
      Providence Forge, Virginia                             23140
 --------------------------------------        ------------------------------
(Address of principal executive offices)             (including zip code)


If this Form relates to the registration       If this Form relates to the
of a class of debt securities and is           registration of a class of debt
effective upon filing pursuant to General      securities and is to become
Instruction A(c)(i) please check               effective simultaneously with the
the following box.   |_|                       effectiveness of a concurrent
                                               registration statement under the
                                               Securities Act of 1933 pursuant
                                               to General Instruction A(c)(2)
                                               please check the following box.
                                                                           |_|

        Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                    Name of Each Exchange on
      to be so Registered              which Each Class is to be Registered
      -------------------              ------------------------------------
      Class A Common Stock,                  Nasdaq National Market
   $.01 par value per share

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                 ----------------------------------------------
                                (Title of Class)


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Form 8-A
Page 2


Item 1.        Description of Registrant's Securities to be Registered.

               See "Description of Capital Stock" on pages 44 to 46 of the form of preliminary prospectus included in the Registrant's Amendment No. 3 to Registration Statement on Form S-1, dated March 10, 1997 (Registration No. 333-18295) which is hereby incorporated by reference.

Item 2.        Exhibits.

               1.0     Form of Stock Certificate.

               2.0     Articles of Incorporation.

               3.0     Bylaws.





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


                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            COLONIAL DOWNS HOLDINGS, INC.



Date: March  7, 1997                         By: /s/ Michael D. Salmon
                                                ---------------------------

                                                   Controller


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